SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 940-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    This amendment to the current report on Form 8-K filed by Walgreen Co. on March 1, 2010 (the “Original Report”) is being filed to disclose the following information, which was not determined when the Original Report was filed: (1) the effective date of Stanley B. Blaylock’s separation from the Company; and (2) the material terms and conditions of Mr. Blaylock’s Separation and Release Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On February 23, 2010, Stanley B. Blaylock, senior vice president of Walgreen Co. (the “Company”) and president of Walgreens Health Services, informed the Company that he will leave the Company in April after a transition period.  Subsequently, the parties agreed on April 2, 2010 as the effective date of Mr. Blaylock’s separation from the Company (“Separation Date”).

    Mr. Blaylock and the Company have entered into a Separation and Release Agreement to confirm the terms and conditions of Mr. Blaylock’s separation from the Company.  The material terms and conditions of the Agreement are as follows:

•
Mr. Blaylock will receive severance of $900,000, which represents 18 months of base salary, and continuing health benefits during the same 18-month period, commencing immediately after the Separation Date.  The severance will be paid to Mr. Blaylock in 18 monthly installments, in accordance with the Company’s normal payroll process and subject to all applicable withholdings and deductions.

•
Mr. Blaylock will be eligible to receive a pro-rated bonus on account of the portion of fiscal year 2010 ending on June 23, 2010, which represents the Separation Date plus the remaining unused vacation days that are due to Mr. Blaylock.  The bonus will be calculated in the same manner as it is calculated for other comparable senior executives who remain employed by the Company and paid only to the extent bonuses are paid to a majority of the Company’s executives.

•
Mr. Blaylock also will be entitled to pro-rated vesting through June 23, 2010 of: restricted stock and restricted stock units granted under the Long-Term Performance Incentive Plan; and restricted cash and stock granted under the former Restricted Performance Share Program.  All other unvested long-term incentives will be forfeited as of June 23, 2010, and all vested stock options will expire as of that same date.

•
Mr. Blaylock has agreed to non-competition restrictions for a period of 30 months following the Separation Date and non-solicitation restrictions for a period of 18 months following the Separation Date.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: March 24, 2010	By:	/s/ Dana I. Green
Name: Dana I. Green
Title: Executive Vice President, General Counsel and Secretary